UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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BEVERLY ENTERPRISES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNANIMOUS WRITTEN CONSENT
OF THE
BOARD OF DIRECTORS OF
BEVERLY ENTERPRISES, INC.
Effective March 25, 2005

      The undersigned being all the members of the Board of Directors (the “Board”) of Beverly Enterprises, Inc., a Delaware corporation (the “Company”), hereby, pursuant to the provisions of Section 141(f) of the Delaware General Corporation Law, consent to and approve the following resolutions and each and every action effected thereby:

      WHEREAS, the Board has concluded that the best way to maximize stockholder value for all of the Company’s stockholders in the near term is to conduct an auction process to sell Company or engage in a similar transaction;

      WHEREAS, the Board has concluded that the current Board of the Company, which includes seven independent directors, is best able to negotiate the transaction which will maximize value for all of the Company’s stockholders in a manner that will be least disruptive to the Company’s business, clients, patients and employees;

      WHEREAS, the Board has determined that, to ensure maximum accountability in pursuing an effective sale process, the holders of common stock of the Company should have the ability to replace the Board in the event they are not satisfied with the auction process and has determined to hold a special meeting of Stockholders on October 21, 2005 (the “Special Meeting”) for the purpose of electing a new Board should not less than 20% of such holders so request;

      WHEREAS, the Board understands that certain holders of the Company’s common stock have expressed concerns about the procedures required in order for holders of not less than 20% of the Company’s issued and outstanding common stock to notify the Secretary of the Company of their request that the Company hold the Special Meeting;

      NOW, THEREFORE, the Board hereby adopts the following resolutions:

      RESOLVED, that the Company shall hold the Special Meeting if:

      (a) the Secretary of the Company receives a Special Meeting Notice as set forth in the Resolutions previously adopted by the Board, or

      (b) (i) if the Secretary of the Company receives, no earlier than August 22, 2005 and no later than September 2, 2005, one or more notices (each, a “Special Meeting Demand”) from beneficial owners of issued and outstanding common stock of the

Company representing, in the aggregate, at least 20% of the Company’s issued and outstanding common stock requesting that the Company hold the Special Meeting (the “20% Requirement”); provided, that if any beneficial owner of Company common stock determines that it must file proxy materials with the Securities and Exchange Commission in order to solicit holders of the Company’s issued and outstanding common stock for the purpose of requesting that they deliver a Special Meeting Demand, then any or all of such Special Meeting Demands may be delivered to the Secretary of the Company after September 2, 2005 if one or more beneficial holders of Company common stock has filed with the Securities and Exchange Commission on or prior to September 2, 2005 proxy materials disclosing its intention to deliver a Special Meeting Demand and (ii) if the Secretary of the Company receives, no earlier than August 22, 2005 and no later than September 2, 2005, a notice (a “Nomination Notice”) signed by or on behalf of the beneficial owners of not less than 5% of the issued and outstanding shares of Company common stock setting forth (A) the names and addresses of each signatory to the Nomination Notice and each person or persons to be nominated for election as a director; (B) a description of all arrangements or understandings between the signatories to the Nomination Notice and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made; (C) such other information regarding each nominee proposed by such signatories to the Nomination Notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (D) the consent of each nominee to serve as a director of the Company if so elected;

      RESOLVED, that each Special Meeting Demand and/or Nomination Notice must include or be accompanied by a representation of each signatory as to the number of shares of common stock beneficially owned by such signatory;

      RESOLVED, that in the event that a person is validly designated as a nominee by beneficial owners of not less than 5% of the issued and outstanding shares of Company common stock in accordance with these resolutions and shall thereafter become unable or unwilling to stand for election to the Board: (1) the stockholder who proposed such nominee may designate a substitute nominee upon delivery, not fewer than five (5) days prior to the date of the Special Meeting, of a written notice to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to these resolutions had such substitute nominee been initially proposed as a nominee; and (2) that such notice shall include a signed consent of such substitute nominee to serve as a Director of the Company;

      RESOLVED, that the Authorized Officers are hereby authorized to execute and deliver Amendment No. 1 to the Rights Agreement, dated as of January 26, 2005 (the “Rights Agreement”), between the Company and The Bank of New York, as Rights Agent, substantially in the form attached hereto, to clarify that a Person (as defined in the Rights Agreement) will not be deemed to “beneficially own” a security as a result of any agreement, arrangement or understanding relating to such security if such agreement, arrangement or understanding relates solely to the solicitation, execution and/or delivery of a Special Meeting Notice, Special Meeting Demand and/or Nomination Notice; and

      RESOLVED, that each Special Meeting Notice, Special Meeting Demand and/or Nomination Notice or related documents contemplated by these Resolutions may be delivered by hand or by mail or transmitted by facsimile transmission; and for purposes of determining whether the 20% Requirement is satisfied, Special Meeting Demands from different beneficial owners of common stock shall be cumulated, notwithstanding that they are signed (and the required representation as to beneficial ownership made) as of different dates, so long as those different dates are within a ten business day period.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the undersigned have executed this Action by Unanimous Written Consent as of the date first set forth above.

/s/ William R. Floyd
William R. Floyd, Chairman

/s/ Melanie Creagan Dreher
Melanie Creagan Dreher, Ph.D.

/s/ John D. Fowler
John D. Fowler, Jr.

/s/ John P. Howe
John P. Howe, III, M.D.

/s/ James W. McLane
James W. McLane

/s/ Ivan R. Sabel
Ivan R. Sabel

/s/ Donald L. Seeley
Donald L. Seeley

/s/ Marilyn R. Seymann
Marilyn R. Seymann, Ph.D.